Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “ARCHIMEDES TECH SPAC PARTNERS CO.”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF SEPTEMBER, A.D. 2020, AT 12:41 O`CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

3666163 8100 SR# 20207278263	Authentication: 203661689 Date: 09-15-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 12:41 PM 09/15/2020 FILED 12:41 PM 09/15/2020 SR 20207278263 - File Number 3666163

STATE OF DELAWARE

CERTIFICATE OF INCORPORATION

A STOCK CORPORATION

The undersigned Incorporator, desiring to form a corporation under pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is	Archimedes Tech SPAC Partners Co.
.

2. The Registered Office of the corporation in the State of Delaware is located at 251 Little Falls Drive                                             (street), in the City of Wilmington                           , County of New Castle                         Zip Code 19808                    . The name of the Registered Agent at such address upon whom process against this corporation may be served is Corporation Service Company                 .

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total amount of stock this corporation is authorized to issue is             31,000,000                          shares (number of authorized shares) with a par value of $ 0.0001             per share.

5. The name and mailing address of the incorporator are as follows:

Name	Daniel L. Sheehan

Mailing Address	2093 Phi ldelphi a Pike #1968
	Claymont, DE	Zip Code	19703-2424

By:	/s/ Daniel L. Sheehan
Incorporator

Name:	Daniel L. Sheehan
Print or Type